Exhibit 10.15

INCAPSULA, INC.

SERIES A PREFERRED

STOCK PURCHASE AGREEMENT

November 5, 2009

i

4.4 Qualifications	10
4.5 Proceedings and Documents	10
4.6 Secretary’s Certificate	10
4.7 Proprietary Information and Employee Stock Purchase Agreements	10
4.8 Board of Directors	10
4.9 Investors’ Rights Agreement	10
4.10 Voting Agreement	10
4.11 First Refusal and Co-Sale Agreement	11
4.12 Indemnification Agreement	11
4.13 License Agreement	11

5. Conditions of the Company’s Obligations at Closing	11
5.1 Representations and Warranties	11
5.2 Payment of Purchase Price	11
5.3 Qualifications	11

6. Miscellaneous	11
6.1 Survival of Warranties	11
6.2 Successors and Assigns	11
6.3 Governing Law	11
6.4 Counterparts	11
6.5 Titles and Subtitles	12
6.6 Notices	12
6.7 Finder’s Fee	12
6.8 Expenses	12
6.9 Amendments and Waivers	12
6.10 Severability	12
6.11 Corporate Securities Law	13
6.12 Aggregation of Stock	13
6.13 Entire Agreement	13

EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Investors’ Rights Agreement
EXHIBIT C	Voting Agreement
EXHIBIT D	First Refusal and Co-Sale Agreement
EXHIBIT E	Director Indemnification Agreement
EXHIBIT F	License Agreement

ii

INCAPSULA, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 5th day of November, 2009, by and among Incapsula, Inc., a Delaware corporation (the “Company”) and Imperva, Inc., a Delaware corporation (“Imperva”)

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Series A Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) On or prior to the Closing (as defined below), the Company shall have authorized (i) the sale and issuance to Imperva shares of its Series A Preferred Stock (the “Shares”) and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(c) Subject to the terms and conditions of this Agreement, Imperva agrees to purchase at the Closing and the Company agrees to sell to Imperva at the Closing, Five Million (5,000,000) Shares and as consideration for the Shares Imperva agrees to provide to the Company at Closing the License Agreement (as defined below). The value of the License Agreement is at least 100% of the fair market value of the Shares.

1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”), 1200 Seaport Boulevard, Redwood City, California, at 11:00 A.M. (local time), on November 5, 2009, or at such other time and place as the Company and Imperva agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to Imperva a certificate representing the Shares that Imperva is purchasing against the license of certain technologies related to web application firewall in the cloud pursuant to the terms of that certain License Agreement, dated as of November 5, 2009 (the “License Agreement”).

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Imperva that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to Imperva, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

(a) Preferred Stock. Twelve Million (12,000,000) shares of Preferred Stock, par value $0.0001 (the “Preferred Stock”), all of which have been designated Series A Preferred Stock and may be sold pursuant to this Agreement (the “Series A Preferred Stock”). The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Restated Certificate.

(b) Common Stock. Twenty Million Five Hundred Thousand (20,500,000) shares of common stock, par value $0.0001 (the “Common Stock”), of which 3,600,000 shares are issued and outstanding.

(c) The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”), and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(d) Except for (i) the conversion privileges of the Shares to be issued under this Agreement, and (ii) the rights provided in Sections 2.4, 3.1, 3.2 and 3.3 of that certain Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Other than that certain Voting Agreement in the form attached hereto as Exhibit C (the “Voting Agreement”), the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(e) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to a one hundred eighty (180) day “market stand-off restriction (subject to increase as requested by the Company for compliance with NASD Rule 2711) upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Act in a form substantially identical to Section 1.13 of the Investors’ Rights Agreement.

(f) The Schedule of Exceptions sets forth a complete list of each security of the Company owned by any officer, director or, in the Company’s reasonable belief, key employee of the Company, or by any affiliate or any member of the immediate family of any such individual, together with a description of the material terms of the vesting provisions and, to the Company’s knowledge, the rights of first refusal and rights of repurchase applicable to each such security. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, the Voting Agreement and that certain First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the “First Refusal and Co-Sale Agreement” and, together with the Investors’ Rights Agreement and the Voting Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute valid aid legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Preferred and Common Stock. The Shares being purchased by Imperva hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (a) the filing of the Restated Certificate with the Secretary of State of the State of Delaware; (b) the filing pursuant to Regulation D promulgated by the Securities and Exchange Commission under the Act, as amended and the rules thereunder, which filing will be effected within fifteen (15) days of the sale of the Shares hereunder; (c) the filings required by applicable state “blue sky” securities laws, rules and regulations; or (d) such other post-closing filings as may be required.

2.7 Offering. Subject in part to the truth and accuracy of Imperva’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or any Ancillary Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Proprietary Information Agreements. Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement, and each consultant to the Company has executed a Consulting Agreement, in substantially the forms made available to Imperva. No current or former employee has expressly excluded works or inventions or other subject matter from his or her Proprietary Information and Inventions Agreement. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

2.10 Patents and Trademarks. To its knowledge with respect to patents, trademarks, services marks and trade names only (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or exclusive licenses to all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any violation or infringement of, or other conflict with, the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of, or exclusively licensed to, the Company. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2.10 that is to any extent owned by or exclusively licensed to the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements for software that is not and will not be incorporated into, or used to provide or develop, the Company’s software, products or services. The Company has not received any communications alleging that the Company has violated or would violate any of the patents, trademarks, service marks, domain names, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity and the Company is not aware of any potential basis for such an allegation or of any specific reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to or outside the scope of their employment by the Company. To the extent the Company uses any “open source” or “copyleft” software or is a party to “open” or “public source” or similar licenses, the Company is in compliance with the terms of any such licenses, any such software and licenses are listed on the Schedule of Exceptions, and the Company is not required (and, even if it distributed its software, would not be required) under any such license to (a) make or permit any disclosure or to make available any source code for its (or any of its licensors’) proprietary software or (b) distribute or make available any of the Company’s proprietary software or intellectual property (or to permit any such distribution or availability).

2.11 Compliance with Other Instruments. The Company is not in violation, default, conflict or breach of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company (including, without limitation, those related to privacy, personally identifiable information or export control). The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, default, conflict or breach, nor will such consummation constitute, with or without the passage of time and giving of notice, an event that results in (a) the creation of any lien, charge or encumbrance upon any assets of the Company or (b) the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.12 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $10,000, or (ii) any material license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than (A) the nonexclusive license of the Company’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements the form of which has been provided to special counsel for Imperva or (B) the nonexclusive license to the Company of standard, generally commercially available, “off-the-shelf third party products that are not and will not to any extent be part of, or influence development of, or require payment with respect to, any product, service or intellectual property offering of the Company), or (iii) provisions materially restricting the development, manufacture or distribution of the Company s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights or otherwise.

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.13 Related-Party Transactions. No employee, officer, or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company. No Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company.

2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.15 Disclosure. The Company has fully provided Imperva with all the information that Imperva has requested for deciding whether to purchase the Shares. No certificates made or delivered in connection with this Agreement or the Ancillary Agreements contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

2.16 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.17 Corporate Documents. Except for amendments necessary to satisfy the representations, warranties or conditions contained in this Agreement (the form of which amendments has been approved by Imperva), the Restated Certificate and Bylaws of the Company are in the form previously provided to Imperva.

2.18 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.19 Material Liabilities. The Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (a) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (b) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.”

2.20 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

2.21 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects except to the extent that a reserve has been reflected on the financial statements in accordance with generally accepted accounting principles. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions.

2.22 Minute Books. The minute books of the Company provided to Imperva contain a complete summary of ail meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.23 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not obligated to pay severance or any other additional compensation upon the termination of any employee.

3. Representations and Warranties of Imperva. Imperva hereby represents and warrants that:

3.1 Authorization. Imperva has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with Imperva in reliance upon Imperva’s representation to the Company, which by Imperva’s execution of this Agreement Imperva hereby confirms, that the Shares to be received by Imperva and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Imperva’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that Imperva has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Imperva further represents that Imperva does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. Imperva believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Imperva further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Imperva to rely thereon.

3.4 Investment Experience. Imperva is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Imperva also represents it has not been organized for the purpose of acquiring the Shares.

3.5 Accredited Investor. Imperva is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Imperva understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, Imperva represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Imperva further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b) (i) Imperva shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Imperva shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Imperva to any of its affiliates or subsidiaries, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original party hereto.

3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

4. Conditions of Imperva’s Obligations at Closing. The obligations of Imperva under subsection 1.1 (c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to Imperva at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Imperva, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Secretary’s Certificate. The Secretary of the Company shall deliver to Imperva at the Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.

4.7 Proprietary Information and Employee Stock Purchase Agreements. Each employee of the Company shall have entered into a Proprietary Information and Inventions Agreement, and each consultant to the Company shall have entered into a Consulting Agreement, substantially in the form previously provided or made available to Imperva.

4.8 Board of Directors. The directors of the Company shall be Messrs. Gur Shatz and Shlomo Kramer and there shall be three vacancies on the Board of Directors.

4.9 Investors’ Rights Agreement. The Company and Imperva shall have entered into the Investors’ Rights Agreement in the form attached as Exhibit B.

4.10 Voting Agreement. The Company and Imperva shall have entered into the Voting Agreement in the form attached hereto as Exhibit C.

4.11 First Refusal and Co-Sale Agreement. The Company and Imperva shall have entered into the First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D.

4.12 Indemnification Agreement. The Company and each of Gur Shatz, and Shlomo Kramer shall have entered into an Indemnification Agreement in the form attached hereto as Exhibit E.

4.13 License Agreement. The Company shall have entered into the License Agreement in the form attached hereto as Exhibit F.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to Imperva under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Imperva:

5.1 Representations and Warranties. The representations and warranties of Imperva contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing

5.2 Payment of Purchase Price. Imperva shall have delivered the License Agreement to the Company.

5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous.

6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Imperva contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Imperva or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successor and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.4 Counterparts. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (l)day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.6).

6.7 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction Imperva agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Imperva or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless Imperva from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and out-of-pocket expenses of Gunderson Dettmer, special counsel for Imperva, not to exceed $35,000.00. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement the Ancillary Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Imperva. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.11 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.12 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY

By:	/s/ Gur Shatz
Name:	Gur Shatz
Title:	President and CEO
Address:

IMPERVA, INC.:

By:	/s/ Aviv Shoham
Name:	Aviv Shoham
Title:	VP Finance

Address:	3400 Bridge Parkway, Suite 101 Redwood Shores, CA 94065

SIGNATURE PAGE TO SERIES A PREFERRED STOCK

PURCHASE AGREEMENT FOR INCAPSULA, INC.